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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE REGISTRANT

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
                                               Date of                          Place of                   Ownership
                                            Incorporation                     Incorporation                    %
                                            -------------                   ---------------                ---------

CR Minerals Corporation                       10-02-87                      Colorado, U.S.A.                    100
CR Kendall Corporation                        03-24-88                      Colorado, U.S.A.                    100
CR Montana Corporation                        04-23-90                      Colorado, U.S.A.                    100
CR Briggs Corporation                         07-25-90                      Colorado, U.S.A.                    100
CR International Corporation                  10-06-93                      Colorado, U.S.A.                    100
Canyon Resources Africa Ltd.                  03-29-94                      Colorado, U.S.A.                     90
Canyon De Panama S.A.                         04-15-94                           Panama                         100
Canyon Resources Venezuela C.A.               08-19-94                         Venezuela                         90
Canyon Resources (Chile) S.A.                 09-06-94                           Chile                          100
Canyon Resources Tanzania Limited             09-06-94                          Tanzania                         90
CR Brazil Corporation                         06-07-95                      Colorado, U.S.A.                    100
Judith Gold Corporation                       12-04-63                      Montana, U.S.A.                     100


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